EMISSION DIFFERENTIALS LTD.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 22nd, 2007

and

INFORMATION CIRCULAR

DECEMBER 22nd, 2006

This Information Circular and the accompanying materials require your immediate attention. If you are in doubt as to how to deal with these documents or the matters they refer to, please consult your professional advisors.

EMISSION DIFFERENTIALS LTD.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TAKE NOTICE THAT a special meeting (the "Meeting") of the holders of common shares (the "Shareholders") in the capital of Emission Differentials Ltd. (the "Corporation") will be held at 1200, 10 15 - 4th Street, SW, Calgary, Alberta, on January 22, 2007, at the hour of 10:00 a.m. (Calgary time), for the following purposes:

1.

To consider and, if thought fit, pass a special resolution consolidating the issued and outstanding common shares of the Corporation;

2.

To consider and, if thought fit, pass a resolution to change the name of the Corporation from

"Emission Differentials Ltd." to "Global Mainframe Corp." or such other name as the board of directors may approve; and

3.

To transact such other business as may properly be brought before the Meeting, or any adjournment or postponement thereof.

Terms not defined herein are defmed in the Information Circular accompanying this Notice. The accompanying Information Circular provides additional information relating to the matters to be dealt with at the Meeting.

Only persons registered as Shareholders of the Corporation as of the close of business on December 3151, 2006, the record date, are entitled to receive notice of the Meeting.

DATED as of the 22nd day of December, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) "Steve Turcotte"

Chairman of the Board of Directors

A Shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting in person are requested to date, sign and return the accompanying Instrument of Proxy for use at the Meeting or any adjournment or postponement thereof. To be effective, the enclosed Instrument of Proxy must reach or be deposited with Interwest Transfer Co. Inc. at 1981 East Murray Holladay Road, Suite 100,P.O. Box 17136, Salt lake City, Utah, 84117 (Fa.x# (801) 277-3147), not later than the close of business at least 48 hours, excluding Saturdays, Sundays and holidays, before the time of the Meeting or any adjournment thereof. A person appointed as proxyholder need not be a shareholder of the Corporation.

TABLE OF CONTENTS

INTRODUCTION

1

FORWARD-LOOKING STATEMENTS

1

GLOSSARY OF TERMS

2

GENERAL PROXY MATTERS

3

SOLICITATION OF PROXIES

3

APPOINTMENT OF PROXY

3

REVOCATION OF PROXI

3

ADVICE TO NON-REGISTERED SHAREHOLDERS

3

CONFIDENTIALITY OF VOTING

4

QUORUM

4

VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF

4

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

5

PARTICULARS OF MATTERS TO BE ACTED UPON

5

1. COMMON SHARE CONSOLIDATION

5

2. NAME CHANGE

6

3. OTHER BUSINESS

7

GENERAL

7

ADDITIONAL INFORMATION

7

Enclosures

Form of Proxy

EMISSION DIFFERENTIALS LTD.

Special Meeting of Shareholders

to be held on January 22, 2007

INFORMATION CIRCULAR

INTRODUCTION

This Information Circular is furnished in connection with the solicitation by management of Emission Differentials Ltd. (the "Corporation") of proxies, from the holders of common shares in the capital of the Corporation (the "Shares") to be held at 1200, 1015 -4th Street, SW, Calgary, Alberta, on January 22, 2007, at the hour of 10:00 a.m. (Calgary time), and at any adjournment thereof for the purposes set out in the accompanying Notice of Special Meeting. Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone by directors or officers of the Corporation. Arrangements will also be made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation material to the beneficial owners of Shares pursuant to the requirements of National Instrument 54-101 - Communication With Beneficial Owners of Securities of a Reporting Issuer. The cost of any such solicitation will be borne by the Corporation.

All capitalized terms used in this Information Circular not otherwise defined herein have the meanings set forth under "Glossary of Terms". Information contained in this Information Circular is given as of December 22nd, 2006, unless otherwise specifically stated.

FORWARD-LOOKING STATEMENTS

This Information Circular contains forward-looking statements that reflect the current expectations of the Corporation about the Corporation's future results, performance, prospects and opportunities. The Corporation has tried to identify these forward looking statements by using words such as "may," "expect," "anticipate," "believe," "intend," "plan," "estimate," "potentially" and similar expressions. Such forward-looking statements necessarily involve known and unknown risks and uncertainties that may cause the Corporation's actual results, performance, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. There can be no assurance that the expectations of the Corporation will prove to be correct.

GLOSSARY OF TERMS

The following is a glossary of certain tentlS used in this Infontlation Circular.

"ABCA" means the Business Corporations Act (Alberta), S.A. 2000, c. B-9 including the regulations promulgated thereunder;

"affiliate" or "associate" when used to indicate a relationship with a person or company, has the same meaning as set forth in the Securities Act (Alberta);

"Board of Directors" or "Board" means the board of directors of the Corporation;

"Effective Date" means the date of this Information Circular;

"Information Circular" means this information circular and all appendices hereto;

"Instrument of Proxy" means the form of proxy to be used by Shareholders in connection with the Meeting;

"Meeting" means the special meeting of Shareholders to be held on January 22, 2007, and any adjournment(s) thereof;

"Notice of Meeting" means the notice to the Shareholders of the Meeting, which notice accompanies this Infontlation Circular;

"person" means any individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government, regulatory authority or other entity;

"Record Date" means the close of business on December 31'" 2006;

"Shareholders" means the holders of Shares;

''Share'' means a voting common share of the Corporation as presently constituted;

"Transfer Agent" means Interwest Transfer Co. Inc. at 1981 East Murray Holladay Road, Suite 100, P.O.

Box 17136, Salt lake City, Utah, 84117 (Fa." # (801) 277-3147); and

In this Information Circular, words importing the singular number also include the plural and vice versa and words importing any gender includes all genders.

GENERAL PROXY MATTERS

Solicitation of Proxies

All Shares represented at the Meeting by properly executed proxies will be voted or withheld from voting, as applicable, and where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy , the Shares represented by the proxy will be voted, or withheld from voting if applicable, in accordance with such specifications. In the absence of any such specifications, the management designees, if named as proxy, will vote in favour of all the matters set out herein.

The enclosed Instrument of Proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. At the date of this Information Circular, the Corporation is not aware of any amendments to, or variations of, or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of such management designees.

Proxies, to be valid, must be deposited at the office of the Transfer Agent of the Corporation, Interwest Transfer Co. Inc. at 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt lake City, Utah, 84117 (Fax # (801) 277-3147), not later than the close of business at least 48 hours, excluding Saturdays, Sundays and holidays, before the time of the Meeting or any adjournment thereof.

Appointment of Proxy

A Shareholder has the right to appoint a person or company (who need not be a shareholder of the Corporation) other than Steve Turcotte or Robert D. Hart to represent the Shareholder at the Meeting. Such right may be exercised by inserting in the blank space provided, the name of the person to be appointed and deleting therefrom the names of the management designees or by completing another proper instrument of proxy and, in either case, depositing the Instrument of Proxy with the Registrar and Transfer Agent of the Corporation, Interwest Transfer Co. Inc. at 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt lake City, Utah, 84117 (Fax # (801) 277-3147), not later than the close of business at least 48 hours, excluding Saturdays, Sundays and holidays, before the time of the Meeting or any adjournment thereof.

Revocation of Proxies

A Shareholder who has given a proxy may revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. A proxy may be revoked by either executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Shareholder or by his authorized attorney in writing, or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized, and by depositing the proxy bearing a later date with the Transfer Agent, at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof at which the proxy is to be used or by depositing the revocation of proxy with the chairman of such Meeting on the day of the Meeting, or any adjournment thereof, or in any other matter permitted by law. In addition, a proxy may be revoked by the Shareholder personally attending at the Meeting and voting his Shares.

Advice to Non-Registered Shareholders

The information set forth in this section is of significant importance to Shareholders, as a substantial number of Shareholders may not hold Shares in their own name. Shareholders who do not hold their Shares in their own name (referred to in this Information Circular as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of Shares can be recognized and acted upon at the Meeting. If Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those Shares will not be registered in the shareholder's name on the records of the Corporation. Such Shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the nominee of The Canadian Depository for

Securities Limited, which acts as depositary for many Canadian brokerage firms). Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting shares for the broker's clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person.

Applicable regulatory rules require intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of the Meeting. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP"). ADP typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at a meeting. A Beneficial Shareholder receiving a proxy with an ADP sticker on it cannot use that proxy to vote Shares directly at the Meeting. The proxy must be returned to ADP well in advance of the Meeting in order to have the Shares voted at the Meeting.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of his or her broker (or an agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxyholder for the registered shareholder and vote the Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Shares as proxyholder for the registered shareholder, should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Confidentiality of Voting

Proxies will be counted and tabulated by the Transfer Agent in such a manner as to preserve the confidentiality of your voting instructions, except:

(a) where you make a written comment on the proxy form or otherwise clearly indicate that you wish to communicate your position to management;

(b) as necessary to meet the requirements of applicable law or regulatory authorities; or

(c) in the event of a proxy contest.

QUORUM

A quorum for the transaction of business at the Meeting shall be at least two persons present in person, being a shareholder entitled to vote there at, or a duly appointed proxy or representative for any absent shareholder so entitled, and representing in the aggregate not less than ten percent (10%) of the outstanding shares of the Corporation carrying voting rights at the Meeting. If a quorum is present at the opening of the Meeting, the shareholders present or represented may proceed with the business of the Meeting notwithstanding that a quorum is not present throughout the Meeting. If a quorum is not present at the opening of the Meeting, the shareholders present or represented may adjourn the Meeting to a fixed time and place but may not transact any other business.

VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF

The Corporation is authorized to issue an unlimited number of common shares, of which 18,400,000 are issued and outstanding as at the date hereof.

Holders of Shares on record at the close of business on December 31,  2006 (the "Record Date") are entitled to vote such Shares at the Meeting on the basis of one vote for each Share held except to the extent that, (i)

the holder transfers his or her Shares after the close of business on the Record Date, and (ii) such transferee produces properly endorsed share certificates to the Corporate Secretary of the Corporation or the Transfer Agent or otherwise establishes his or her ownership of the Shares, at least ten days prior to the Meeting, in which case the transferee may vote those Shares.

To the knowledge of the directors and senior officers of the Corporation, as at December 22, 2006, no person or company beneficially owned, directly or indirectly, or exercised control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights attached to any class of voting securities of the Corporation, except, Steve Turcotte who holds 12,550,400 Shares representing approximately 68.21% of the issued and outstanding Shares.

As at the date hereof, the current directors and senior officers of the Corporation as a group owned, beneficially, directly and indirectly, 12,550,400 Shares representing approximately 68.21 % of the issued and outstanding Shares.

Interest of Certain Persons or Companies in Matters to be Acted Upon

The management of the Corporation is not aware of any material interest, direct or indirect, of any director, senior officer or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon, other than the election of directors.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board of Directors, the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting.

1.

COMMON SHARE CONSOLIDATION

As at the Record Date, the Corporation had 18,400,000 Common Shares issued and outstanding. At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, a special resolution amending the Articles of the Corporation to consolidate the number of issued and outstanding Common Shares on the basis of one (1) new common share ("New Share") for every one hundred (100) Common Shares outstanding, or such larger or smaller number as may be approved by the Board of Directors (the "Board"). After giving effect to the proposed consolidation (the "Consolidation"), the Corporation will have approximately 184,000 Common Shares outstanding which management believes will be more appropriate for the Corporation.

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.

the number of issued and outstanding Common Shares of the Corporation be changed by the consolidation of such Common Shares on the basis of one (1) new Common Share for each one hundred

(100) issued and outstanding Common Shares, or such larger or smaller number as may be approved by the board of directors of the Corporation;

2.

the Articles of the Corporation be restated, if necessary, to include the amendments contemplated by this resolution;

3.

where the consolidation would otherwise result in a holder of Common Shares being entitled to receive a fraction of a Common Share, each holder shall receive the next highest whole number of

Common Shares and a trust company, bank, registered dealer in securities or recognized depository which holds Common Shares on behalf of several beneficial owners shall be entitled, on producing evidence satisfactory to the Corporation's registrar and transfer agent as to the number of Common Shares held for each beneficial owner to receive an aggregate number of Common Shares equal to the total number of Common Shares which all of the beneficial owners represented by it would have been entitled to receive if their holdings of Common Shares had been registered in their own names;

4.

any one director or officer of the Corporation be and is hereby authorized to take such steps as may be necessary or advisable to give effect to the foregoing and this special resolution, including the filing of Articles of Amendment with the Registrar under the ABCA; and

5.

the directors in their discretion may revoke this special resolution before it is acted upon without further approval or authorization of the shareholders."

The effective date of the Consolidation will be the date of issuance of a certificate of amendment in respect of the Consolidation by the Registrar of Corporations under the ABCA. Management currently intends to proceed with the Consolidation as soon as practicable after the Meeting. Once a certificate of amendment is obtained, a letter of transmittal containing instructions with respect to the surrender of the Corporation's share certificates will be furnished to shareholders for use in exchanging their share certificates. Upon the return of a properly completed letter of transmittal together with any share certificates representing Common Shares, certificates for the appropriate number of New Shares will be issued.

No certificate representing fractional New Shares will be issued. In the event the Consolidation results in a shareholder of the Corporation becoming entitled to a fractional New Share, such shareholder shall be entitled to receive one whole New Share for any such fraction. In calculating such fractional interest, all Common Shares held by a beneficial holder shall be aggregated.

In order to be approved, the foregoing resolution must be passed by a majority of not less than 66 2/3% of the votes cast in respect of such resolution by Shareholders who vote in person or by proxy at the Meeting. Unless otherwise directed, management designees named in the accompanying Instrument of Proxy intend to vote for the approval of the special resolution. Notwithstanding the passage of such special resolution by Shareholders at the Meeting, the directors of the Corporation may revoke it at any time prior to the issuance of a certificate of amendment giving effect to the amendments to the Corporation's Articles.

2.

NAME CHANGE

Shareholder approval is being sought, by way of Special Resolution, with or without amendment, that, subject to any necessary regulatory approvals, the name of the Company be changed from Emission Differentials Ltd. to "Global Mainframe Corp." or such other name as the board of directors may approve. At the Meeting, the Shareholders will therefore be asked to consider and, if thought fit, to approve the following special resolution:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

pursuant to the Business Corporations Act (Alberta), Article I of the Articles of the Corporation be and it is

              hereby amended by changing the name of the Corporation from "Emission Differentials Ltd." to "Global

              Mainframe Corp." or such other name as the board of directors may approve;

2.

the directors of the Corporation may revoke this resolution before it is acted on without further approval of the shareholders of the Corporation;

3.

upon Articles of Amendment having become effective in accordance with the provisions of the

Business Corporations Act (Alberta), the Articles of the Corporation be amended accordingly; and

4.

any officer or director of the Corporation be and is hereby authorized and directed to execute all documents and to do all things as deemed necessary and appropriate for the implementation of this resolution including the execution and delivery to the Registrar of Corporations of Articles of Amendment in duplicate.

In order to be approved, the foregoing resolution must be passed by a majority of not less than 66 2/3% of the votes cast in respect of such resolution by Shareholders who vote in person or by proxy at the Meeting. Unless otherwise directed, management designees named in the accompanying Instrument of Proxy intend to vote for the approval of the special resolution. Notwithstanding the passage of such special resolution by Shareholders at the Meeting, the directors of the Corporation may revoke it at any time prior to the issuance of a certificate of amendment giving effect to the amendments to the Corporation's Articles.

3.

OTHER BUSINESS

While there is no other business other than that mentioned in the Notice of Meeting to be presented for action by the shareholders at the Meeting, it is intended that the proxies hereby solicited will be exercised upon any other matters and proposals that may properly come before the Meeting, in accordance with the discretion of the persons authorized to act thereunder.

GENERAL

All matters to be brought before the Meeting require for the passing of same an "ordinary resolution", being a simple majority of the votes cast in person or by proxy at the Meeting by the holders of Shares.

The contents and the sending of this InformationCircular have been approved by the Board of Directors of the Corporation as of the Effective Date.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is on EDGAR at www.sec.gov/edgar.shtml. Shareholders may contact the Corporation at #101, 435-4th Avenue SW Calgary Alberta Canada TIP 3A8, Office: (403) 265-3030, Attention via Steve Turcotte, Director.

EMISSION DIFFERENTIALS LTD.

INSTRUMENT OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

THE UNDERSIGNED, A REGISTERED SHAREHOLDER OF EMISSION DIFFERENTIALS LTD. (THE “CORPORATION”) HEREBY APPOINTS STEVE TURCOTTE, OR FAILING HIM, ROBERT D. HART, OR INSTEAD OF EITHER OF THE FOREGOING, _______________________________________________, HEREINAFTER CALLED THE “NOMINEE”) AS PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO ATTEND, ACT AND VOTE IN RESPECT OF ALL SHARES REGISTERED IN THE NAME OF THE UNDERSIGNED AT THE SPECIAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD IN CALGARY, ALBERTA ON THE 22nd DAY OF JANUARY, 2007, AT THE HOUR OF 10:00 A.M. (CALGARY TIME), AND AT ANY AND ALL ADJOURNMENTS THEREOF. WITHOUT LIMITING THE GENERAL POWERS HEREBY CONFERRED, THE SAID PROXY IS DIRECTED, IN RESPECT OF THE FOLLOWING MATTERS TO GIVE EFFECT TO THE FOLLOWING CHOICES, AS INDICATED BY CHECK MARKS OR X’S:

1. To pass a special resolution consolidating the issued and outstanding common shares of the Corporation on the basis of one new share for each one hundred outstanding shares.

VOTE FOR ______ VOTE AGAINST ______

2. To pass a special resolution to change the name of the Corporation from “Emission Differentials Ltd.” to “Global Mainframe Corp.” or such other name as the board of directors may approve.

VOTE FOR ______ WITHHOLD VOTE ______

3. At the discretion of the said proxyholders, upon any permitted amendment or variation of the above matters or any other matter that may properly be brought before the Meeting or any adjournment or adjournments thereof, in such manner as such proxyholders, in their sole judgment, may determine.

This Proxy confers discretionary authority upon the persons named herein as proxies to vote hereunder with respect, firstly, to the above matters where no choice is or where both choices are specified, (IN WHICH CASE THE SHARES FOR WHICH THIS PROXY IS GIVEN WILL BE VOTED “FOR” ON ALL SUCH MATTERS), and, secondly, to amendments or variations to matters identified in the Notice of Meeting and other matters which may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, the accompanying Information Circular dated as of December 22nd, 2006, and the Form of Proxy and the Notes hereto, and the undersigned hereby revokes any instrument of proxy given prior to this Proxy with reference to the Meeting or any adjournment thereof.

NOTES:

A. THE SIGNATURE BELOW MUST CONFORM TO THE NAME OF THE SHAREHOLDER(S) AS REGISTERED. TO BE VALID, A PROXY MUST BE DATED AND SIGNED BY THE SHAREHOLDER(S) OR HIS ATTORNEY AUTHORIZED IN WRITING. EXECUTORS, ADMINISTRATORS, TRUSTEES OR OTHER PERSONAL REPRESENTATIVES SIGNING ON BEHALF OF A REGISTERED SHAREHOLDER(S)

SHOULD SO INDICATE WHEN SIGNING. WHERE SHARES ARE HELD JOINTLY, EITHER OWNER MAY SIGN, WHERE THE SHARES ARE HELD BY A CORPORATION, A DULY AUTHORIZED OFFICER OR ATTORNEY OF THE CORPORATION MUST SIGN. IF THE PROXY IS EXECUTED BY THE PERSONAL REPRESENTATIVE FOR AN INDIVIDUAL SHAREHOLDER(S) OR BY AN OFFICER OR ATTORNEY OF A CORPORATE SHAREHOLDER(S), NOT UNDER ITS CORPORATE SEAL, THE INSTRUMENT EMPOWERING THE PERSONAL REPRESENTATIVE, OFFICER OR ATTORNEY, AS THE CASE MAY BE, OR A NOTARIAL CERTIFIED COPY THEREOF, MUST ACCOMPANY THE PROXY

B. A PROXY TO BE EFFECTIVE, MUST BE DEPOSITED AT THE OFFICE OF THE CORPORATION’S TRANSFER AGENT, INTERWEST TRANSFER CO. AT 1981 EAST MURRAY HOLLADAY ROAD. SUITE 100, P.O. BOX 17136, SALT LAKE CITY, UTAH, 84117 (FAX 801-277-3147), NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS BEFORE THE TIME FOR HOLDING THE MEETING OR ANY ADJOURNMENT THEREOF.

C. REFERENCE IS SPECIFICALLY MADE TO THE ACCOMPANYING

INFORMATION CIRCULAR FOR FURTHER INFORMATION AND INSTRUCTIONS.

D. IF THE DATE IS NOT COMPLETED IN THE SPACE PROVIDED, THIS PROXY SHALL BE DEEMED TO BEAR THE DATE ON WHICH IT WAS MAILED TO THE SHAREHOLDER(S).

DATED this ____ day of _______________ 2007.

(NOTE TO SHAREHOLDER: PLEASE INSERT DATE OF EXECUTION)

_______________________________

Signature of Member

_______________________________

Name of Member

(please print)

_______________________________

Address of Member

_______________________________

City/Province

_______________________________

Number of Shares Held